EXHIBIT 4.03

                          EUROPEAN MICRO HOLDINGS, INC.

                        1998 EMPLOYEE STOCK PURCHASE PLAN

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                                   ARTICLE I.

                                    PURPOSE

      1.1. PURPOSE. The European Micro Holdings, Inc. 1998 Employee Stock Purchase Plan (the "PLAN") is intended to provide a method whereby employees of European Micro Holdings, Inc. (the "COMPANY") and its subsidiaries will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of the Common Stock of the Company. It is the intention of the Company that the Plan qualify as an "employee stock purchase plan" under
Section 423 of the Internal Revenue Code of 1986, as amended (the "CODE"). The provisions of the Plan shall be construed so as to comply in all respects with the requirements of the Code applicable to employee stock purchase plans.

      1.2. ADOPTION AND TERM. The Plan has been approved by the Board of Directors (hereinafter referred to as the "BOARD") of the Company, to be effective as of the closing date of the initial public offering of equity securities by the Company (the "EFFECTIVE DATE"), subject to the approval of the stockholders of the Company. The Plan shall remain in effect until terminated by action of the Board.


                                   ARTICLE II.

                                   DEFINITIONS

      For the purposes of this Plan, capitalized terms shall have the following meanings:

      2.1. ACCOUNT shall mean a bookkeeping account to which a Participant's payroll deductions and certain cash dividends are credited in accordance with
Section 4.2.

      2.2. ADJUSTMENT TRANSACTION shall have the meaning given to that term in Section 10.4.

      2.3. BASE PAY shall mean regular straight-time earnings excluding payments for overtime, shift premium, bonuses and other special payments, commissions and other marketing incentive payments.

      2.4. BOARD shall mean the Board of Directors of the Company.

      2.5. CLOSING DATE shall mean the date of closing of the initial public offering of the Company's Common Stock.

      2.6. COMMITTEE shall mean the committee  described in Article
IX.

      2.7. COMMON STOCK shall mean the common stock, par value $.01 per share, of the Company.

      2.8. EMPLOYEE shall mean any person who is (i) employed on a full-time or part-time basis by the Company or any of its subsidiaries for a period not less than one (1) year and (ii)

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customarily scheduled to work at the rate of 21 or more hours per week;
PROVIDED, HOWEVER, that no person shall be excluded from participation in the Plan who is required to be included pursuant to Section 423 of the Code.

      2.9. FAIR MARKET VALUE shall mean, as of any applicable date: (i) if the Common Stock is listed on a national securities exchange or is authorized for quotation on The Nasdaq Stock Market's National Market ("NNM"), the closing price, regular way, of the Common Stock on such exchange or NNM, as the case may be, or if no such reported sale of the Common Stock shall have occurred on such date, on the next preceding date on which there was such a reported sale; or
(ii) if the Common Stock is not listed for trading on a national securities exchange or authorized for quotation on NNM, the closing bid price as reported by The Nasdaq Stock Market or The Nasdaq SmallCap Market (if applicable), or if no such prices shall have been so reported for such date, on the next preceding date for which such prices were so reported; or (iii) if the Common Stock is not listed for trading on a national securities exchange or authorized for quotation on NNM, The Nasdaq Stock Market or The Nasdaq SmallCap Market (if applicable), the last reported bid price published in the "pink sheets" or displayed on the National Association of Securities Dealers, Inc. ("NASD") Electronic Bulletin Board, as the case may be; or (iv) if the Common Stock is not listed for trading on a national securities exchange, or is not authorized for quotation on NNM, The Nasdaq Stock Market or The Nasdaq SmallCap Market, or is not published in the "pink sheets" or displayed on the NASD Electronic Bulletin Board, the Fair Market Value of the Common Stock as determined in good faith by the Committee.

      2.10.MAXIMUM CONTRIBUTION shall mean the maximum amount of Base Pay which each Employee may deduct for the purpose of purchasing shares of Common Stock under the Plan. The Maximum Contribution, which shall be five percent (5%) or such other percentage (in whole percentages) of Base Pay as may from time to time be determined from time to time by the Committee on a uniform basis with respect to all Participants; provided, however, that such maximum shall not apply with respect to the first Offering Period and the first Offering Period shall be disregarded in determining the Maximum Contribution for all subsequent Offering Periods.

      2.11.OFFERING COMMENCEMENT DATE shall mean each January 1, April 1, July 1 and October 1 during the term of the Plan; provided, however, that the Offering Commencement Date with respect to the first Offering Period shall be the Closing Date and the Offering Commencement Date with respect to the second Offering Period shall be a date designated by the Committee.

      2.12.OFFERING PERIOD shall mean each three-month period beginning on an Offering Commencement Date; provided, however, that the first Offering Period shall be the Closing Date and the second Offering Period shall be the period beginning on the first Offering Commencement Date applicable thereto and ending on such date as the Committee shall determine.

      2.13.OFFERING TERMINATION DATE shall mean the last day of each Offering Period.

      2.14.OPTION shall mean an option to acquire shares of Common Stock deemed to have been granted to a Participant as described in Section 5.2.

      2.15.OPTION PRICE shall mean the purchase price of shares of Common Stock subject to an Option as described in Section 5.3.

      2.16.PARTICIPANT shall mean an Employee who elects to participate in the Plan in accordance with Article III.

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                                  ARTICLE III.

                          ELIGIBILITY AND PARTICIPATION

      3.1 INITIAL ELIGIBILITY. Any Employee is eligible to participate in the Plan for each Offering Period.

      3.2. RESTRICTIONS ON PARTICIPATION. Notwithstanding any provisions of the Plan to the contrary, no Employee shall be permitted to participate in the Plan or shall be deemed to have been granted an Option under the Plan:

          (a) if, immediately after the grant of such Option, such Employee would own stock, and/or hold outstanding Options to purchase stock, possessing in the aggregate 5% or more of the total combined voting power or value of all classes of stock of the Company (for purposes of this paragraph, the rules of ss. 424(d) of the Code shall apply in determining stock ownership of any Employee); or

          (b) which permits his or her rights to purchase stock under all employee stock purchase plans (as described in Section 423 of the Code) of the Company to accrue at a rate which exceeds $25,000 in Fair Market Value of the stock (determined at the time such Option is granted) for each calendar year in which such Option is outstanding.

      3.3. COMMENCEMENT OF PARTICIPATION. An eligible Employee may become a Participant by completing an authorization for a payroll deduction on the form provided by the Company and filing it with the Company on or before the Offering Commencement Date for the applicable Offering Period; provided, however, that for the first and second Offering Periods under the Plan, such authorization may be filed on or before such date as is set by the Committee. Except in the case of the first Offering Period, payroll deductions for a Participant, as elected in accordance with Article IV, shall commence in the calendar month in which the Offering Commencement Date for the applicable Offering Period occurs and shall remain in effect throughout that Offering Period and each subsequent Offering Period until modified or terminated as provided in Section 4.3 and Article VII. With respect to the first Offering Period, a Participant shall pay the Option Price by check or by such other means as the Committee may approve.


                                   ARTICLE IV.

                               PAYROLL DEDUCTIONS

      4.1. AMOUNT OF DEDUCTION. At the time a Participant files his or her authorization for payroll deduction, he or she shall elect to have deductions made from his or her Base Pay on each payday during the time he or she is a Participant in an amount not in excess of the Maximum Contribution; provided, however, that there shall be no payroll deductions with respect to the first Offering Period.

      4.2. PARTICIPANT'S ACCOUNT. All payroll deductions made for a Participant shall be credited to his or her Account under the Plan. A Participant may not make any separate cash payment into such Account. No interest shall accrue on the amount of payroll deductions credited to a Participant's Account under the Plan at any time. Any cash dividends paid with respect to shares of Common Stock that (i) have been purchased on behalf of a Participant under the Plan and (ii) have not been delivered to such Participant pursuant to Section 6.2 shall be credited to his or her Account under the Plan.

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      4.3. CHANGES IN PAYROLL DEDUCTIONS. A Participant may discontinue participation in the Plan as provided in Article VII, but no other change can be made during an Offering Period and, specifically, a Participant may not alter the amount of Base Pay to be taken as a payroll deduction for that Offering Period. A Participant may elect to change or terminate his or her payroll deductions for a subsequent Offering Period by providing written notice to the Committee on or before the Offering Commencement Date for such Offering Period.


                                   ARTICLE V.

                    OFFERING PERIODS AND GRANTING OF OPTIONS

      5.1. OFFERING PERIODS. Except as otherwise provided in this Plan or as otherwise determined by the Committee, in each calendar year during the term of the Plan there shall be four Offering Periods, beginning on each Offering Commencement Date and ending on the next following Offering Termination Date.

      5.2. NUMBER OF OPTION SHARES. Subject to Section 3.2, on the Offering Commencement Date for each Offering Period, a Participant shall be deemed to have been granted an Option to purchase the number of whole and fractional shares of Common Stock as can be purchased at the Option Price with the amount credited to such Participant's Account as of the Offering Termination Date with respect to that Offering Period; provided, however, that if the number of shares of Common Stock remaining available for issuance under the Plan, and, in the case of the first Offering Period, the number of shares of Common Stock available for purchase in such Offering Period, is less than the number of shares to be purchased as of an Offering Termination Date, a pro rata allocation of the available shares shall be made based upon the respective amounts then credited to Participants' Accounts, and the cash balance credited to each such Account shall be returned to the Participant whose Account has been so credited.

      5.3. OPTION PRICE. The Option Price with respect to an Offering Period shall be 85%, or such higher percentage (not in excess of 100%) as may be established by the Committee prior to the Offering Commencement Date of such Offering Period, of the lower of:

          (a) the Fair Market Value of the Common Stock on the Offering Commencement Date; or

          (b) the Fair Market Value of the Common Stock on the Offering Termination Date.

Notwithstanding the foregoing, in the case of the first Offering Period, the Option Price shall equal the public offering price less the underwriting discount and commissions in connection with the public offering of the Company's Common Stock.


                                   ARTICLE VI.

                               EXERCISE OF OPTION

      6.1. AUTOMATIC EXERCISE. Unless a Participant gives written notice of withdrawal from the Plan to the Company as provided in Article VII prior to the Offering Termination Date of an Offering Period, the Option deemed to have been granted to such Participant under Section 5.2 hereof will be deemed to have been exercised in full automatically on the Offering Termination Date applicable to such Offering Period.

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      6.2. DELIVERY OF COMMON STOCK. Following the Offering Termination Date of
each Offering Period, the Company shall cause to be transferred on its stock books shares of Common Stock, registered on behalf of each Participant, evidencing the number of whole and fractional shares of Common Stock purchased on behalf of each such Participant on each Offering Termination Date. Such Participant shall be deemed to be a shareholder with respect to such shares for all purposes and shall have all of the rights of a shareholder with respect to such shares, including, but not limited to, the right to vote such shares and the right to receive dividends paid with respect to such shares. Promptly after receiving a written request from a Participant, the Company shall deliver to such Participant stock certificate(s) representing all, but not less than all, of the shares of Common Stock purchased on behalf of such Participant under the Plan which have not been previously delivered to such Participant.


                                  ARTICLE VII.

                                   WITHDRAWAL

      7.1. IN GENERAL. A Participant may withdraw payroll deductions and cash dividends, if any, credited to his or her Account during an Offering Period at any time prior to the Offering Termination Date of such Offering Period by giving written notice to the Company. All of the payroll deductions and cash dividends credited to a Participant's Account for such Offering Period, without interest, will be paid to such Participant after receipt of his or her notice of withdrawal, and no further payroll deductions will be made with respect to such Participant during such Offering Period or any subsequent Offering Period unless such Participant again commences participation in accordance with Section 3.3.

      7.2. EFFECT ON SUBSEQUENT PARTICIPATION. A Participant who withdraws from the Plan shall be eligible to participate again in the Plan beginning with the first Offering Period which commences after the first anniversary of the date of withdrawal.

      7.3. TERMINATION OF EMPLOYMENT. Upon termination of the Participant's employment for any reason other than death while in the employ of the Company, the payroll deductions and cash dividends, if any, credited to such Participant's Account for the Offering Period during which such termination occurs will be returned to him or her, or, in the case of the death of such Participant subsequent to the termination of his or her employment, to the person or persons entitled thereto under Section 10.1.

      7.4. TERMINATION OF EMPLOYMENT DUE TO DEATH. Upon termination of the Participant's employment because of death, the Participant's beneficiary (as defined in Section 10.1) shall have the right to elect, by written notice given to the Company prior to the earlier of the Offering Termination Date for the Offering Period during which the Participant died or the date which is 60 days following the date of the Participant's death, either:

          (a) to withdraw all of the payroll deductions and cash dividends, if any, credited to the Participant's Account, or

          (b) to exercise the Participant's Option on such Offering Termination Date for the number of full shares of stock which the accumulated payroll deductions and cash dividends, if any, credited to the Participant's Account at the date of the Participant's death will purchase at the applicable Option Price, and any excess in such Account will be returned to said beneficiary, without interest.

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      In the event that no such written notice of election shall be duly received by the Company, the beneficiary shall automatically be deemed to have elected, pursuant to paragraph (a), to withdraw the Participant's payroll deductions and cash dividends, if any.


                                  ARTICLE VIII.

                                     STOCK

      8.1. MAXIMUM SHARES. The maximum number of shares of Common Stock which shall be issued under the Plan (subject to adjustment pursuant to Section 10.4) during the term hereof shall be 50,000 shares. The Committee shall have the authority and discretion to establish an annual limitation on the number of shares of Common Stock issuable under the Plan; provided, however, that for the first year of the Plan's operation, no more than 20,000 shares of Common Stock shall be issuable under the Plan, plus such number of shares as are issued in the first Offering Period. Such shares may be authorized but unissued shares or treasury shares, as the Committee may determine. If an Option shall expire or terminate without being exercised in full, any shares not purchased pursuant to such Option shall again be available for granting Options hereunder.

      8.2. PARTICIPANT'S INTEREST IN OPTION STOCK. The Participant will have no interest in the shares of Common Stock covered by an Option deemed to have been granted hereunder until such Option has been exercised under Section 6.1 or
Section 7.4(b).

      8.3. REGISTERED OWNERSHIP OF COMMON STOCK. Shares of Common Stock to be delivered to a Participant under the Plan will be registered in the name of the Participant, or, if the Participant so directs by written notice to the Company prior to the Offering Termination Date applicable thereto, in the names of the Participant and one such other person as may be designated by the Participant, as joint tenants with rights of survivorship or as tenants by the entireties, to the extent permitted by applicable law.

      8.4. RESTRICTIONS ON EXERCISE. The Board may, in its discretion, require as conditions to the exercise of any Option that the shares of Common Stock reserved for issuance upon the exercise of the Option shall have been duly listed, upon official notice of issuance, on a stock exchange or NNM, and that either:

          (a) a Registration Statement under the Securities Act of 1933, as amended, with respect to said shares shall be effective, or

          (b) the Participant shall have represented at the time of purchase, in form and substance satisfactory to the Company, that it is his or her intention to purchase the shares for investment and not for resale or distribution.


                                   ARTICLE IX.

                                 ADMINISTRATION

      9.1. APPOINTMENT OF COMMITTEE. The Board shall appoint a Committee to administer the Plan, which shall consist of no fewer than two members of the Board. No member of the Committee shall be eligible to purchase Common Stock under the Plan.

      9.2. AUTHORITY OF COMMITTEE. Subject to the express provisions of the Plan, the Committee shall have plenary authority in its sole and absolute discretion to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the

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Plan, and to make all other determinations deemed necessary or advisable for administering the Plan. The Committee's determination on the foregoing matters shall be conclusive.


                                   ARTICLE X.

                                 MISCELLANEOUS

      10.1. DESIGNATION OF BENEFICIARY. A Participant may file a written designation of a beneficiary for purposes of the Plan. Such designation of beneficiary may be changed by the Participant at any time by written notice to the Company. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the beneficiary shall be the executor or administrator of the estate of the Participant, of if no such executor or administrator has been appointed (to the knowledge of the Company), the beneficiary shall be, in the sole and absolute discretion of the Company, the spouse or any one or more dependents of the Participant. No beneficiary shall, prior to the death of the Participant by whom he or she has been designated, acquire any interest under the Plan.

      10.2. TRANSFERABILITY. Neither payroll deductions credited to a Participant's Account nor any rights with regard to the exercise of an Option or to receive Common Stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the Participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may, in its sole discretion, treat such act as an election to withdraw funds in accordance with Section 7.1.

      10.3. USE OF FUNDS. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose and the Company shall not be obligated to segregate such payroll deductions or any Accounts.

      10.4. EQUITABLE ADJUSTMENT. If, while any Options are outstanding, the outstanding shares of Common Stock of the Company have increased, decreased, changed into, or been exchanged for a different number or kind of shares or securities of the Company or any other entity through reorganization, merger, recapitalization, reclassification, stock split, reverse stock split or other transaction (an "ADJUSTMENT TRANSACTION"), appropriate and proportionate adjustments may be made by the Committee in the number and/or kind of shares which are subject to purchase under outstanding Options, and/or the Option Price applicable to such outstanding Options or the Committee, if it deems it appropriate, may convert Options into the right to receive cash or other property pursuant to the Adjustment Transaction. In addition, in any such event, the number and/or kind of shares which may be offered for purchase under the Plan may also be proportionately adjusted if deemed appropriate by the Committee.

      10.5. AMENDMENT AND TERMINATION. The Board shall have complete power and authority to terminate or amend the Plan. No termination, modification, or amendment of the Plan may, without the consent of a Participant then having an unexercised Option under the Plan, adversely affect the rights of such Participant with respect to such Option. The Plan shall terminate automatically on the tenth (10th) anniversary of its effective date unless sooner terminated by action of the Board.

      10.6. EFFECTIVE DATE. The Plan shall become effective immediately prior to the closing of the initial public offering of the Company's Common Stock but is subject to the approval of the stockholders of the Company.

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      10.7. COSTS AND EXPENSES. No brokerage commissions or fees shall be charged by the Company in connection with the purchase of shares of Common Stock by Participants under the Plan. All costs and expenses incurred in administering the Plan shall be borne by the Company. Any amounts credited to Accounts shall constitute general assets of the Company and nothing in the Plan shall be construed to create a trust or fiduciary relationship with respect to such Accounts.

      10.8. NO EMPLOYMENT RIGHTS. The Plan does not, directly or indirectly, create any right for the benefit of any Employee or class of Employees to purchase any shares under the Plan, or create in any Employee or class of Employees any right with respect to continuation of employment by the Company and it shall not be deemed to interfere in any way with the Company's right to terminate, or otherwise modify, an Employee's employment at any time.

      10.9. GOVERNING LAW. The law of the State of Florida, other than the conflict of laws provisions of such law, will govern all matters relating to the Plan.